SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

Disaboom Inc.

(Exact name of registrant as specified in its charter)

Colorado	20-5973352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7730 E. BELLEVIEW AVENUE, SUITE A-306, GREENWOOD VILLAGE, CO. 80111

(Address of principal executive offices)

DISABOOM, INC. 2006 STOCK OPTION PLAN

(full title of the plan)

John Walpuck
7730 E. Belleview Avenue, Suite A-306, Greenwood Village, CO 80111
720-407-6530

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa M. Mehringer, Esq. Burns Figa & Will, P.C. 6400 S. Fiddlers Green Circle Suite 1000 Greenwood Village, Colorado 80111 (303) 796-2626

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, no par value per share, under the:
Disaboom, Inc. 2006 Stock Option Plan	1,599,000	$1.495	$2,390,505	$73.40
Total	1,599,000	$1.495	$2,390,505	$73.40

(1)      Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The calculation of the registration fee is based upon a per share price of $1.495 which was the average of the high and low prices of our common stock on November 1, 2007, as reported for such date by the Over-the-Counter Bulletin Board.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Disaboom, Inc., a Colorado corporation (the "Registrant"), are hereby incorporated by reference in this Registration Statement:

           (a)     The Prospectus, dated April 9, 2007 (SEC file no. 333-141550), filed pursuant to Rule 424(b)(3) that contains audited financial statements for our fiscal year ended December 31, 2006.

(b)     The description of the Registrant's common stock contained in the Registration Statement on Form 8-A, filed on April 9, 2007, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

(c)     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements were included in the Prospectus referred to in (a) above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that the Company shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Company or, while serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Company also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

    Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered
23.1	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)

    Item 9. UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, Colorado on November 5, 2007.

DISABOOM, INC. By: /s/ J.W. Roth J.W. Roth, Chief Executive Officer
By: /s/ John Walpuck John Walpuck, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.W. Roth and John Walpuck, or either of them, as true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ J. W. Roth J.W. Roth	Chief Executive Officer and Chairman of the Board	November 5, 2007

/s/ John Walpuck John Walpuck	President and Chief Financial Officer and Director	November 5, 2007

J. Glen House	Executive Director of Content, Chief Medical Officer and Director	November __, 2007

/s/ David Petso David Petso	Director	November 5, 2007

/s/ Patrick Templeton Patrick Templeton	Director	November 5, 2007

/s/ R. Jerry Overgaard R. Jerry Overgaard	Director	November 5, 2007

Victor Lazzaro	Director	November __, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered
23.1	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)